Exhibit 10.1

[Execution Version]

LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

Dated as of January 29, 2014

THIS LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT (this “Agreement”) is issued by the undersigned applicant (the “Applicant”) in favor of Union Bank, N.A. (together with its successors and assigns, the “Bank”).

RECITALS

The Applicant has requested that the Bank issue from time to time one or more standby letters of credit in an aggregate stated amount not to exceed $25,000,000 (the “Facility Amount”) at any one time outstanding for the account of the Applicant to support performance obligations of the Applicant and other general corporate activities of the Applicant.  The Applicant agrees that each such letter of credit shall be subject to the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Applicant agrees with and for the benefit of the Bank as follows:

SECTION 1.                            CERTAIN DEFINITIONS.  When used herein the following terms shall have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

“Account” has the meaning assigned to such term in the Cash Collateral Agreement.

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.  A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Application” means an application (which shall be in writing, including by facsimile, or made by electronic transmission), in the form attached hereto as Exhibit A or on the Bank’s customary standby letter of credit application form provided by the Bank to the Applicant from time to time after the date hereof, delivered by the Applicant to the Bank requesting that the Bank issue a Letter of Credit and specifying (a) the requested issuance date, the amount, the beneficiary and the expiration date of such Letter of Credit, (b) the documentary requirements for drawing thereunder and (c) such other information as the Bank may reasonably request.

“BTMU” means The Bank of Tokyo-Mitsubishi UFJ, Ltd., together with its successors and assigns.

“Business Day” means any day on which (i) the Bank is open for commercial banking business at its principal office in Los Angeles, California, and (ii) BTMU is open for commercial banking business at its principal office in New York, New York.

“Cash Collateral Agreement” means the Cash Collateral Agreement, dated as of the date hereof, by the Applicant in favor of the Bank.

“Closing Date” means the date on which this Agreement becomes effective pursuant to Section 2.5.

“Commitment Fee” has the meaning assigned to such term in Section 6(b).

“Event of Default” means any of the events described in Section 10.1.

“Facility Amount” has the meaning assigned to such term in the recitals hereto.

“Financing Documents” means this Agreement, each Application, the Cash Collateral Agreement and the Special Deposit Account Control Agreement.

“Item” means any draft, order, instrument, demand or other document drawn or presented, or to be drawn or presented, under a Letter of Credit.

“ISP” means at any time the most recent International Standby Practices issued by the Institute for International Banking Law & Practice, Inc.

“L/C Fee Rate” means 0.25% per annum.

“Letter of Credit” means any standby letter of credit issued by the Bank for the account of the Applicant (including any standby letter of credit issued jointly for the account of the Applicant and any other Person) to support the performance obligations of the Applicant, in each case as amended, extended or otherwise modified from time to time, but excluding any letter of credit that is issued pursuant to an Application which expressly provides that such letter of credit is not issued pursuant to this Agreement.  A letter of credit issued by the Bank pursuant to an Application from the Applicant (either individually or together with any other Person) shall be a Letter of Credit hereunder even if another Person is named as the “Applicant” or “Account Party” in such letter of credit.

“Letter of Credit Fee” has the meaning assigned to such term in Section 6(a).

“Liabilities” means all obligations of the Applicant to the Bank and BTMU, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, arising out of or in connection with this Agreement, the Cash Collateral Agreement, the Special Deposit Account Control Agreement, a Letter of Credit, an Application or any instrument or document delivered in connection herewith or therewith.

“Parent” means Illinois Power Resources, LLC, a Delaware limited liability company and the direct parent company of the Applicant.

“Patriot Act” has the meaning assigned to such term in Section 4(k).

“Person” means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Reference Rate” means the variable rate of interest per annum established by the Bank from time to time as its “reference rate”.  Such “reference rate” is set by the Bank as a general reference rate of interest, taking into account such factors as the Bank may deem appropriate, it being understood that many of the Bank’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Bank may make various commercial or other loans at rates of interest having no relationship to such rate.  For purposes of this Agreement, each change in the Reference Rate shall be effective as of the opening of business on the date announced as the effective date of any change in such “reference rate”.

“Solvent” means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Deposit Account Control Agreement” means the Special Deposit Account Control Agreement, dated the date hereof, among the Applicant, the Bank and BTMU.

“Termination Date” means January 27, 2017.

“UCC” means at any time the Uniform Commercial Code as then in effect in the State of New York.

“UCP” means at any time the most recent Uniform Customs and Practice for Documentary Credits issued by the International Chamber of Commerce.

“Unmatured Event of Default” means any event which, if it continues uncured will, with lapse of time or notice or both, constitute an Event of Default.

“Unused Commitment” means, on any date of determination, the Facility Amount less the aggregate stated amount of all Letters of Credit outstanding at such time.

SECTION 2.                            LETTER OF CREDIT PROCEDURES.

2.1                               Issuance of Letters of Credit.  Subject to the terms and conditions of this Agreement, the Bank will issue Letters of Credit for the account of the Applicant from time to time from the date hereof until the date that occurs ten (10) Business Days prior to the Termination Date; provided that (i) each Letter of Credit and the Application therefor shall be satisfactory to the Bank in its reasonable discretion, (ii) each Letter of Credit shall by its terms expire no later than one year after its date of issuance (or, in the case of any extension of a Letter of Credit, one year from the date of effectiveness of such extension) (but may include customary automatic annual renewal provisions, it being understood and agreed that (A) the Bank shall be under no obligation to allow the automatic renewal of any Letter of Credit and (B) the Bank may with at least sixty (60) days’ prior written notice, in its sole and absolute discretion, send a notice of non-renewal to the beneficiary of any Letter of Credit pursuant to the terms thereof), and in any event no later than the Termination Date, (iii) no Letter of Credit shall be issued unless (A) after giving effect to such issuance, the aggregate stated amount of all Letters of Credit then outstanding is equal to or less than the Facility Amount, and (B) the aggregate amount of cash collateral held by the Bank in the Account pursuant to the Cash Collateral Agreement is equal to, or in excess of, the greater of (1) 101% of the aggregate stated amount of all Letters of Credit then outstanding (after giving effect to the issuance of such Letter of Credit) and (2) $10,000,000, and (iv) each Letter of Credit shall be in a face amount of not less than $10,000 (unless otherwise agreed by the Bank).

2.2                               Applications.  Not later than two (2) Business Days prior to the date of the proposed issuance of any Letter of Credit (or such later date as the Bank shall agree in its sole discretion), the Applicant shall deliver an Application for such Letter of Credit to the Bank.  An Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the Bank, by personal delivery or by any other means acceptable to the Bank.

2.3                               Form of Letters of Credit.  (a) The Applicant authorizes the Bank to set forth the terms of each Application in the Letter of Credit corresponding to such Application (and in any amendment thereto) in such language as the Bank deems appropriate, with such variations from such terms as the Bank may in its discretion determine to be necessary (which determination shall be conclusive) and not materially inconsistent with such Application.  The Bank may, but shall not be obligated to, request the Applicant to review and sign the form of a Letter of Credit prior to issuance thereof, in which case the Applicant shall be deemed to have approved the form of such Letter of Credit.  With respect to any other Letter of Credit, the Applicant agrees that such Letter of Credit shall be conclusively presumed to be in proper form unless the Applicant notifies the Bank in writing of any discrepancy in such Letter of Credit within three (3) Business Days of its issuance.  Upon receipt of timely notice of any discrepancy in any Letter of Credit, the Bank will endeavor to obtain the consent of the beneficiary and any confirming bank for an appropriate modification to such Letter of Credit; provided that the Bank shall have no liability or responsibility for its failure to obtain such consent.

(b)                                 The Applicant accepts the risk that a Letter of Credit will be interpreted or applied other than as intended by the Applicant to the extent such Letter of Credit (i) permits presentation at a place other than the place of issuance, (ii) permits application of laws other than the governing law of this Agreement as set forth in Section 12.5 of this Agreement, (iii) requires termination or reduction against a presentation made by the Applicant rather than the beneficiary or (iv) fails to incorporate, or permits the application of rules and practices other than, established letter of credit practices and rules.

2.4                               Representations and Warranties.  The delivery of each Application shall automatically constitute a representation and warranty by the Applicant to the Bank to the effect that on the requested date of issuance of a Letter of Credit (a) the representations and warranties of the Applicant set forth in Section 4 of this Agreement and in Section 6 of the Cash Collateral Agreement shall be true and correct as of such requested date as though made on such requested date of issuance, both before and after giving effect to such issuance, and (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing or will result from such issuance.

2.5                               Conditions to Effectiveness of this Agreement.  The effectiveness of this Agreement is subject to the satisfaction of the conditions precedent set forth in Schedule 1 hereto.

2.6                               Conditions to Issuance of a Letter of Credit.  In addition to the conditions precedent set forth in Section 2.5 hereof, the obligation of the Bank to issue each Letter of Credit pursuant to this Agreement is subject to the satisfaction of the conditions precedent set forth in Schedule 2 hereto.

SECTION 3.                            REIMBURSEMENT OBLIGATIONS; RESPONSIBILITIES, ETC.

3.1                               Reimbursement of Obligations.  The Applicant hereby agrees to reimburse the Bank forthwith upon demand in an amount equal to any payment or disbursement made by the Bank under a Letter of Credit or any time draft issued pursuant thereto, together with interest on the amount so paid or disbursed by the Bank from and including the date of payment or disbursement to but not including the date the Bank is reimbursed by the Applicant at a rate equal to the Reference Rate from time to time in effect plus 2% per annum (or, if less, the maximum rate permitted by applicable law).  The obligation of the Applicant to reimburse the Bank under this Section 3 for payments and disbursements made by the Bank under a Letter of Credit or any time draft issued pursuant thereto shall be absolute and unconditional under any and all circumstances, including, without limitation, the following:

(a)                                 any failure of any Item presented under such Letter of Credit to comply strictly with the terms of such Letter of Credit;

(b)                                 the legality, validity, regularity or enforceability of such Letter of Credit or of any Item presented thereunder;

(c)                                  any defense based on the identity of the transferee of such Letter of Credit or the sufficiency of the transfer if such Letter of Credit is transferable;

(d)                                 the existence of any claim, set-off, defense or other right that the Applicant may have at any time against any beneficiary or transferee of such Letter of Credit, the Bank, BTMU or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction;

(e)                                  any Item presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(f)                                   honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(g)                                  waiver by the Bank of any requirement that exists for the Bank’s protection and not the protection of the Applicant or any waiver by the Bank which does not in fact materially prejudice the Applicant;

(h)                                 any payment made by the Bank in respect of an Item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if payment after such date is authorized by the ISP, the UCC or the UCP, as applicable; or

(i)                                     any other act or omission to act or delay of any kind of or by the Bank or any other Person or any other event, circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 3.1, constitute a legal or equitable discharge of the Applicant’s obligations hereunder;

provided, that, notwithstanding the foregoing or any other provision of this Agreement, the Applicant shall not be obligated to reimburse the Bank for any wrongful payment or disbursement made by the Bank under a Letter of Credit as a result of any act or omission constituting gross negligence, bad faith or willful misconduct on the part of the Bank, as determined by the final non-appealable judgment of a court of competent jurisdiction.

3.2                               Discrepancies.  (a) The Applicant agrees that it will promptly examine any and all instruments and documents delivered to it from time to time in connection with a Letter of Credit, and if the Applicant has any claim of non-compliance with its instructions or of discrepancies or other irregularity, the Applicant will immediately (and, in any event, within three (3) Business Days) notify the Bank thereof in writing, and the Applicant shall be deemed to have waived any claim against the Bank unless such notice is given within such time period.  Without limiting the foregoing, if the Bank makes any payment or disbursement under a Letter of Credit and the Applicant does not send a notice to the Bank within three (3) Business Days of receipt of notice of such payment or disbursement objecting to such payment or disbursement and specifying in reasonable detail the discrepancy or irregularity which is the basis for such objection, then the Applicant shall be precluded from making any objection to the Bank’s honor of the presentation with respect to which such payment or disbursement was made (but shall not be precluded from asserting any objection to any different presentation under the same or a different Letter of Credit).

(b)  The Applicant’s acceptance or retention of any documents presented under or in connection with a Letter of Credit (including originals or copies of documents sent directly to the Applicant) or of any property for which payment is supported by a Letter of Credit shall ratify the Bank’s honor of the documents and absolutely preclude the Applicant from raising a defense or claim with respect to the Bank’s honor of the relevant presentation.

3.3                               Documents.  Unless specified to the contrary in the relevant Application, the Applicant agrees that the Bank and its correspondents:  (a) may accept as complying with the applicable Letter of Credit any Item drawn, issued or presented under such Letter of Credit which is issued or purportedly issued by an agent, executor, trustee in bankruptcy, receiver or other representative of the party identified in such Letter of Credit as the party permitted to draw, issue or present such Item; and (b) may in its or their reasonable discretion, but shall not be obligated to, accept or honor (i) any item which substantially complies with the terms of the applicable Letter of Credit; (ii) any Item which substantially complies under the laws, rules, regulations and general banking or trade customs and usages of the place of presentation, negotiation or payment; (iii) drafts which fail to bear any or adequate reference to the applicable Letter of Credit; (iv) any Item presented to the Bank after the stated expiration date of a Letter of Credit but within any applicable time period during which such Letter of Credit may be honored in accordance with the UCP, the UCC and/or the ISP, as applicable (and, in any event, any Item presented to the Bank on the Business Day immediately following the stated expiration date of a Letter of Credit, if such stated expiration date falls on a day which is not a Business Day); or (v) any Item which substantially complies with the requirements of the UCP, the UCC and/or the ISP, as applicable.  In determining whether to pay under a Letter of Credit, the Bank shall have no obligation to the Applicant or any other Person except to confirm that the Items required to be delivered under such Letter of Credit appear to have been delivered and appear on their face to substantially comply with the requirements of such Letter of Credit.  For purposes of the foregoing, an Item “substantially complies” unless there are discrepancies in the presentation which appear to be substantial and which reflect corresponding defects in the beneficiary’s performance in the underlying transaction.   A discrepancy is not substantial if it is unrelated or immaterial to the nature or amount of the Applicant’s loss.  For example, documents required by the Bank that do not comply with the timing requirements of the Letter of Credit for presenting or dating any required beneficiary statement nonetheless substantially comply if those timing requirements are not material in determining whether the underlying agreement has been substantially performed or violated.

3.4                               Exculpation.  In addition to the exculpatory provisions contained in the UCP, the UCC and/or the ISP, as applicable, the Bank and its correspondents shall not be responsible for, and the Applicant’s obligation to reimburse the Bank shall not be affected by (a) compliance with any law, custom or regulation in effect in the country of issuance, presentation, negotiation or payment of a Letter of Credit, (b) any refusal by the Bank to honor any Item because of an applicable law, regulation or ruling of any governmental authority or agency, whether now or hereafter in effect, (c) any action or inaction required or permitted under the UCC, the UCP, the ISP or the United Nations Convention on Independent Guarantees and Stand-by Letters of Credit, in each case as applicable, or (d) any act or the failure to act of any agent or correspondent of the Bank, including, without limitation, failure of any such agent or correspondent to pay any Item because of any law, decree, regulation, ruling or interpretation of any governmental authority or agency.

3.5                               Risks.  The Applicant assumes all risks of the acts or omissions of any beneficiary or transferee of a Letter of Credit (it being understood that such assumption is not intended to, and shall not, preclude the Applicant from pursuing any right or remedy it may have against any such beneficiary or transferee).  The Applicant further agrees that any action or omission by the Bank under or in connection with a Letter of Credit or any related Item, document or property shall, unless such action or omission constitutes the gross negligence, bad faith or willful misconduct of the Bank (as determined by the final non-appealable judgment of a court of competent jurisdiction), be binding on the Applicant and shall not put the Bank under any resulting liability to the Applicant.  Without limiting the foregoing, the Applicant agrees that in no event shall the Bank be liable for incidental, consequential, punitive, exemplary or special damages.

3.6                               Limitation on Bank’s Obligations.  Without limiting any other provision herein, the Bank is expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of a Letter of Credit without regard to, and without any duty on the part of the Bank to inquire into, the existence of any dispute or controversy between any of the Applicant, the beneficiary of any Letter of Credit or any other Person, or the respective rights, duties or liabilities of any of them, or whether any facts represented in an Item presented under a Letter of Credit are true or correct.  Furthermore, the Applicant agrees that the Bank’s obligation to the Applicant shall be limited to honoring requests for payment made under and in compliance with the terms of any Letter of Credit, and the Bank’s obligation remains so limited even if the Bank has prepared or assisted in the preparation of the wording of any Letter of Credit or any Item required to be presented thereunder and even if the Bank is otherwise aware of the underlying transaction giving rise to any Letter of Credit.

3.7                               Automatic Renewal of Letters of Credit.  IF A LETTER OF CREDIT CONTAINS ANY PROVISION FOR AUTOMATIC RENEWAL, THE APPLICANT ACKNOWLEDGES AND AGREES THAT THE BANK IS UNDER NO OBLIGATION TO ALLOW SUCH RENEWAL TO OCCUR AND ANY SUCH RENEWAL SHALL REMAIN WITHIN THE SOLE AND ABSOLUTE DISCRETION OF THE BANK.  THE APPLICANT IRREVOCABLY CONSENTS TO THE AUTOMATIC RENEWAL OF EACH LETTER OF CREDIT IN ACCORDANCE WITH ITS TERMS IF THE BANK ALLOWS SUCH RENEWAL TO OCCUR; PROVIDED THAT THE APPLICANT SHALL HAVE THE RIGHT TO REQUEST THE BANK TO DISALLOW ANY SUCH RENEWAL ON THE CONDITION THAT THE APPLICANT SHALL GIVE THE BANK PRIOR WRITTEN NOTICE OF SUCH REQUEST NOT LESS THAN 30 DAYS PRIOR TO THE DEADLINE IMPOSED UPON THE BANK FOR NOTIFICATION TO THE BENEFICIARY OF NON-RENEWAL OF SUCH LETTER OF CREDIT.

SECTION 4.                            REPRESENTATIONS AND WARRANTIES.  The Applicant represents and warrant to the Bank that:

(a)                                 Organization, etc.  The Applicant is duly incorporated, validly existing in good standing under the laws of the State of Illinois, and the Applicant is duly qualified and in good standing as a foreign entity authorized to do business in each other jurisdiction where, because of the nature of its activities or properties, such qualification is required.

(b)                                 Authorization; No Conflict.  The Applicant’s execution and delivery of this Agreement and each Application, the Applicant’s procurement of the issuance of any Letters of Credit for its account hereunder and the Applicant’s performance of its obligations under this Agreement and each Application are within the organizational powers of the Applicant, have been (or, in the case of any Application, upon the execution and delivery by the Applicant of such Application will have been) duly authorized by all necessary organizational action, have received all necessary governmental approvals (if any shall be required), and do not and will not contravene or conflict with, or result in or require the imposition of any lien or security interest under, any provision of law or of the articles of incorporation or by-laws of the Applicant or of any indenture, loan agreement or other contract, or any judgment, order or decree that is binding upon the Applicant.

(c)                                  Validity and Binding Nature.  This Agreement is, and upon delivery to the Bank each Application will be, the legal, valid and binding obligation of the Applicant, enforceable against the Applicant in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general application affecting the rights of creditors generally, and to general principles of equity.

(d)                                 Approvals.  No authorization, approval or consent of, or notice to or filing with, any governmental or regulatory authority is required to be made in connection with the execution, delivery and performance by the Applicant of this Agreement or the issuance of any Letters of Credit for the account of the Applicant pursuant hereto.

(e)                                  Solvency.  The Applicant is, individually, and together with its subsidiaries, taken as a whole, Solvent.

(f)                                   Investment Company.  The Applicant is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(g)                                  Margin Stock.  The Applicant is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying margin stock.

(h)                                 Material Contracts and Orders.  Except as set forth in Schedule 4(h), neither the Applicant nor any of its property is subject to, or otherwise bound by, (i) any lease, indenture, instrument, contract or other agreement (other than the Financing Documents) or (ii) any order, judgment or decree of any governmental or regulatory authority, in each case, the termination or loss of which could reasonably be expected to have a material adverse effect on (A) the business, operations, results of operations, assets or financial condition of the Applicant, (B) the ability of the Applicant to perform its obligations under any Financing Document, or (C) the legality, validity, binding effect or enforceability against the Applicant of any Financing Document.

(i)                                     Separateness.  The properties and assets, and the separate liabilities, of the Applicant are readily distinguishable from the properties and assets, and the liabilities, of each Affiliate of the Applicant.  The Applicant conducts its business solely in its own name in a manner not misleading to other Persons as to its identity.  The Applicant maintains separate bank accounts and separate books of account from each Affiliate of the Applicant and all other Persons.

(j)                                    Liens.  All cash deposited by the Applicant in the Account is owned by the Applicant free and clear of any lien, security interest, adverse claim or other restriction (other than any liens and security interests in favor of the Bank granted pursuant to the Cash Collateral Agreement).

(k)                                 Foreign Asset Control Regulations.  The transactions covered by this Agreement or the Letters of Credit are not and will not be prohibited under the Foreign Assets Control Regulations of the United States Treasury Department, the Internal Revenue Code, the Export Administration Act of 1977 or related laws and regulations thereunder.

(l)                                     Anti-Terrorism Laws.  Neither the Applicant nor, to the knowledge of the Applicant, any of its Affiliates is in violation of any laws, rules or regulations relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Public Law 107-56, signed into law October 26, 2001) (the “Patriot Act”).  Neither the Applicant nor, to the knowledge of the Applicant, any of its Affiliates is any of the following:

(i)                                     a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)                                  a Person owned or controlled by, or acting for or on behalf of, any Person that is listed on the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)                               a Person with whom the Applicant is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)                              a Person who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v)                                 a Person that is named as a “specially designated national or blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list.

Neither the Applicant nor, to the knowledge of the Applicant, any of its Affiliates (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (i), (ii), (iii) or (v) above or, to the knowledge of the Applicant, clause (iv) above; (B) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to the Executive Order; or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

SECTION 5.                            COVENANTS.

(a)                                 Separateness.  The Applicant covenants and agrees that it shall not:

(i)                                     fail to pay its debts and liabilities from its own funds;

(ii)                                  fail to use reasonable efforts to correct any known misunderstanding of any other Person actually known to it regarding its separate legal identity;

(iii)                               fail to maintain its records, books of accounts, bank accounts and financial statements separate and apart from those of any other Person, and use stationery, invoices and checks bearing its own name;

(iv)                              commingle its funds or assets with those of any other Person;

(v)                                 fail to hold its assets in its own name;

(vi)                              fail to observe at all time faithfully and fully all corporate formalities;

(vii)                           fail to allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, including, but not limited to, paying for shared office space and services performed by any officer or employee of such Affiliate;

(viii)                        fail to hold itself out as being separate and apart from any of its Affiliates and any other Person, and conduct its business in its own name;

(ix)                              fail to observe at all times faithfully and fully its formal legal requirements as a separate legal entity;

(x)                                 hold itself out to be responsible for the debts of another Person or assume or guaranty or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, except as contemplated by or not otherwise prohibited by this Agreement; or

(xi)                              fail to hold itself out to the public as a legal entity separate and distinct from any other Person, or to conduct its business in order not to (i) mislead others as to the identity with which such other party is transacting business, or (ii) suggest that the Applicant is responsible for the debts of any other Person.

(b)                                 Substitute Collateral.  If the Applicant, the Bank or BTMU is prevented from applying the funds on deposit in the Account to the satisfaction of the Liabilities as a result of any bankruptcy or insolvency proceeding involving the Applicant or for any other reason, then the Applicant shall provide the Bank and BTMU, as applicable, with other collateral of a type and value reasonably satisfactory to the Bank and BTMU, as applicable, as security for the Liabilities.

(c)                                  Amendments to Organizational Documents.  The Applicant shall not, without the prior written consent of the Bank, amend, supplement or otherwise modify (i) Article V of its Amended and Restated By-Laws, adopted as of December 2, 2013, as amended pursuant to the First Amendment thereto, dated as of January 16, 2014, and the Second Amendment thereto, dated as of January     , 2014 (as so amended, and as further amended, supplemented or otherwise modified in accordance with the terms hereof and thereof, the “By-Laws”), or (ii) any other provision of its By-Laws or any provision of its articles of incorporation in any respect that is adverse to the rights or interests of the Bank.

(d)                                 Financial Statements.  The Applicant shall deliver, or cause to be delivered, to the Bank:

(i)                                     promptly after they become available (but only to the extent prepared), the audited consolidated financial statements of Parent and its subsidiaries (including, without limitation, the Applicant) as at the end of each fiscal year of the Applicant (it being understood that this clause (i) shall not be deemed to the require the preparation of any such audited financial statements); and

(ii)                                  within sixty (60) days after the end of each fiscal quarter of the Applicant, the unaudited consolidated balance sheet of Parent and its subsidiaries (including, without limitation, the Applicant) as at the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, in each case setting forth comparative figures for the corresponding fiscal quarter in the prior fiscal year, which financial statements shall fairly present in all material respects, in accordance with U.S. generally accepted accounting principles consistently applied, the financial condition of Parent and its subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments.

SECTION 6.                            FEES.

(a)                                 With respect to each Letter of Credit outstanding from time to time, the Applicant shall pay to the Bank a letter of credit fee, which shall accrue for each day during the period from the date of issuance of such Letter of Credit to the date of expiration or termination of such Letter of Credit, equal to the product of (A) the aggregate stated amount available to be drawn under such Letter of Credit on such day multiplied by (B) 1/360th of the L/C Fee Rate (the “Letter of Credit Fee”).  The accrued portion of the Letter of Credit Fee in respect of each Letter of Credit shall be payable in arrears (i) quarterly on the first day of January, April, July and October of each year, (ii) on the date of expiration or termination of such Letter of Credit, (iii) on the Termination Date and (iv) following the Termination Date, on demand.

(b)                                 The Applicant agrees to pay to the Bank a commitment fee (the “Commitment Fee”) for the period from and including the Closing Date to and including the Termination Date, payable quarterly in arrears on the last day of March, June, September and December of each year, commencing on March 31, 2014, and on the Termination Date, computed at a rate per annum equal to 0.10% on the daily amount of the Unused Commitment during the calendar quarter ending on such payment date (or other period commencing with the Closing Date or ending on the Termination Date).

(c)                                  The Applicant agrees to pay to the Bank all reasonable fees of the Bank (at the rate specified by the Bank from time to time in schedules delivered by the Bank to the Applicant) with respect to each Letter of Credit (including, without limitation, all fees associated with any issuance of, amendment to, drawing under, banker’s acceptance pursuant to, delivery of, and transfer of any Letter of Credit), such fees to be payable within five (5) Business Days after demand by the Bank therefor; provided, that the fees for each issuance or amendment of a Letter of Credit and for delivery of a Letter of Credit shall be the amounts set forth on Schedule 3 hereto.

(d)                                 In addition to the fees set forth in paragraphs (a), (b) and (c) above, the Applicant shall pay to BTMU the customary wire transfer fees of BTMU for any wire transfers from the Account (which fees are, as of the date hereof, $30.00 for any outgoing domestic wire).  Such fees shall be paid by the Applicant within five (5) Business Days after an invoice therefor is provided to the Applicant.

SECTION 7.                            COMPUTATION OF INTEREST AND FEES.  All interest and fees hereunder shall be computed for the actual number of days elapsed on the basis of a year of 360 days.  The interest rate applicable to Letter of Credit reimbursement obligations shall change simultaneously with each change in the Reference Rate.

SECTION 8.                            MAKING OF PAYMENTS.  (a) All payments of principal of, or interest on, letter of credit reimbursement obligations, all payments of fees and all other payments hereunder shall be made by the Applicant in immediately available funds to the Bank at its principal office in Los Angeles, California not later than 1:00 P.M. Los Angeles, California time (or, in the case of amounts payable to BTMU pursuant to Section 6(d), to BTMU at its principal office in New York, New York not later than 1:00 P.M. New York City time), in each case, on the date due, and funds received after that time shall be deemed to have been received by the Bank (or BTMU, as the case may be) on the next Business Day.  If any payment of principal, interest or fees falls on a day which is not a Business Day, then such due date shall be extended to the next Business Day, and additional interest or fees (as the case may be) shall accrue and be payable for the period of such extension.

(b)                                 The Applicant irrevocably agrees that the Bank may (but shall not be obligated to) debit any deposit account (including, without limitation, the Account) of the Applicant maintained with the Bank or any of its Affiliates (including, without limitation, BTMU) in an amount sufficient to pay any fee, reimbursement obligation or other amount that is due and payable hereunder.  The Bank shall promptly notify the Applicant of any such debit (but failure of the Bank to do so shall not impair the effectiveness thereof or impose any liability on the Bank).

I                                           The Applicant shall reimburse the Bank for each payment under a Letter of Credit in the same currency in which such payment was made, provided that, if the Bank so requests (in its discretion), the Applicant shall reimburse the Bank in United States dollars for any payment under a Letter of Credit made in a foreign currency at the rate at which the Bank could sell such foreign currency in exchange for United States dollars for transfer to the place of payment of such payment or, if there is no such rate, the United States dollar equivalent of the Bank’s actual cost of settlement.  The Applicant agrees to pay the Bank on demand in United States dollars such amounts as the Bank may be required to expend to comply with any and all governmental exchange regulations now or hereafter applicable to the purchase of foreign currency.

(d)                                 All payments by the Applicant hereunder shall be made free and clear of and without deduction for any present or future income, excise or stamp taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes imposed on or measured by the Bank’s or BTMU’s net income or receipts (such non-excluded items being called “Taxes”).  If any withholding or deduction from any payment to be made to the Bank or BTMU hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Applicant will

(i)                                     pay directly to the relevant authority the full amount required to be so withheld or deducted;

(ii)                                  promptly forward to the Bank or BTMU, as the case may be, an official receipt or other documentation satisfactory to the Bank or BTMU, as the case may be, evidencing such payment to such authority; and

(iii)                               pay to the Bank or BTMU, as the case may be, such additional amount as is necessary to ensure that the net amount actually received by the Bank or by BTMU, as the case may be, will equal the full amount the Bank or BTMU would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Bank or BTMU on any payment received by the Bank or BTMU hereunder, the Bank or BTMU, as the case may be, may pay such Taxes and the Applicant will promptly pay such additional amount (including any penalty, interest or expense) as is necessary in order that the net amount received by the Bank or BTMU, as the case may be, after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Bank or BTMU, as the case may be, would have received had no such Taxes been asserted.

If the Applicant fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Bank or BTMU, as the case may be, the required receipts or other required documentary evidence, the Applicant shall indemnify the Bank and BTMU for any incremental Tax, interest, penalty or expense that may become payable by the Bank or BTMU, as the case may be, as a result of such failure.

SECTION 9.                            INCREASED COSTS.  If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request, guideline or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

(a)                                 affects or would affect the amount of capital or liquidity required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration the Bank’s or such controlling corporation’s policies with respect to capital adequacy and liquidity) the Bank determines that the amount of such capital or liquidity requirement is increased as a consequence of this Agreement or the Letters of Credit; or

(b)                                 imposes, modifies or deems applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank with respect to letters of credit, or imposes on the Bank any other condition affecting this Agreement or the Letters of Credit, and the Bank determines that the result of any of the foregoing is to increase the cost to, or to impose a cost on, the Bank of issuing or maintaining any Letter of Credit or of making any payment or disbursement under any Letter of Credit, or to reduce the amount of any sum received or receivable by the Bank under this Agreement,

then within ten (10) Business Days after demand by the Bank (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand and a calculation thereof in reasonable detail), the Applicant shall pay directly to the Bank such additional amount as will compensate the Bank for such increased capital or liquidity requirement, such increased cost or such reduction, as the case may be.  Determinations and statements of the Bank pursuant to this Section 9 shall be conclusive absent manifest error, and the provisions of this Section 9 shall survive termination of this Agreement.

Notwithstanding anything herein to the contrary, this Section 9 shall apply to (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Public Law 111-203), as amended, and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, regulations, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, regardless of the date enacted, adopted, issued or implemented.

SECTION 10.                     EVENTS OF DEFAULT AND THEIR EFFECT.

10.1                        Events of Default.  Each of the following shall constitute an Event of Default under this Agreement:

10.1.1              Non-Payment of Liabilities, etc.  Default in the payment when due of any principal of or interest on any Liabilities; or default, and continuance thereof for five (5) days after notice thereof from the Bank, in the payment when due of any fees (including, without limitation, any Letter of Credit Fee or Commitment Fee) or other amounts payable by the Applicant hereunder or under any other Financing Document.

10.1.2              Bankruptcy, etc.  The Applicant or any guarantor of the Liabilities shall become insolvent or admit in writing its inability to pay debts as they mature, or the Applicant or any such guarantor shall apply for, consent to or acquiesce in the appointment of a trustee or receiver, or in the absence of such application, consent or acquiescence, a trustee or receiver is appointed for the Applicant or any such guarantor, or any proceeding under any bankruptcy or insolvency law or any dissolution or liquidation proceeding is instituted by or against the Applicant or any such guarantor and, if instituted against the Applicant or such guarantor, remains for 30 days undismissed, or any writ of attachment is issued against any substantial portion of the Applicant’s or any such guarantor’s property and is not released within 30 days of service, or the Applicant or any such guarantor takes any action to authorize, or in furtherance of, any of the foregoing.

10.1.3              Failure to Comply with Financing Documents.  The Applicant shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Financing Document; or any provision of this Agreement or any other Financing Documents shall at any time for any reason cease to be valid and binding on the

Applicant, or shall be declared to be null and void, or the validity or enforceability thereof shall be denied or contested by the Applicant, or a proceeding shall be commenced by any governmental authority having jurisdiction over the Applicant seeking to establish the invalidity or unenforceability thereof and the Applicant shall fail diligently or successfully to defend such proceeding; or the Bank shall for any reason cease to have a valid and enforceable first priority perfected security interest in any portion of the Collateral (as defined in the Cash Collateral Agreement).

10.1.4              Other Agreements with Bank.  Any default shall occur (subject to any applicable grace period) under any other agreement between the Applicant and the Bank (including, without limitation, any agreement under which the Applicant is a borrower and the Bank is a lender); or the Applicant shall fail to comply with or to perform (subject to any applicable grace period) any covenant set forth in any such other agreement as such covenant is in effect on the date hereof or is amended from time to time with the consent of the Bank (but without giving effect to the expiration or termination of any such agreement unless such agreement is replaced by another agreement to which the Bank is a party).

10.1.5              Representations and Warranties.  Any representation or warranty made by the Applicant herein, in any Application, in the Cash Collateral Agreement or in any writing furnished in connection with or pursuant to this Agreement shall be false or misleading in any material respect on the date made.

10.2                        Effect of Event of Default.  If any Event of Default described in Section 10.1.2 shall occur, all Liabilities shall immediately become due and payable, and if any other Event of Default shall occur, the Bank may declare all Liabilities to be due and payable, whereupon all Liabilities shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Applicant.  The Bank shall promptly advise the Applicant of any such declaration, but failure to do so shall not impair the effect of such declaration.

SECTION 11.                     SECURITY.

11.1                        Security.  The prompt payment and performance of all Liabilities shall be secured as provided in the Cash Collateral Agreement.  The Applicant further agrees that the Bank may set off and apply to any of the Liabilities which are then due and payable (by acceleration or otherwise) any amounts then on deposit in the Account.

11.2                        Rights and Remedies.  In addition to any rights or remedies provided for in the Cash Collateral Agreement, the Bank shall have all rights and remedies of a secured party under the UCC.

SECTION 12.                     GENERAL.

12.1                        Waiver, Amendments.  No delay on the part of the Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.  No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Bank, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

12.2                        Notices.  (a) Except as otherwise expressly provided herein, all notices hereunder shall be in writing (including facsimile and electronic transmission, which shall be considered original writings).  Notices given by mail shall be deemed to have been given three (3) Business Days after the date sent if sent by registered or certified mail, postage prepaid, to the applicable party at its address shown below its signature hereto or at such other address as such party may, by written notice received by the other party to this Agreement, have designated as its address for notices.  Notices given by facsimile or electronic transmission shall be deemed to have been given when sent.  Notices sent by any other means shall be deemed to have been given when received (or when delivery is refused).  Notwithstanding the foregoing, any notices to the Bank pursuant to Section 2 of this Agreement shall be deemed to have been given only when actually received by the Bank.

(b)                                 The Bank may rely on any writing (including any facsimile, any electronic transmission or any information on a computer disk or similar medium which may be reduced to writing), or any telephonic or other oral message or instruction (including, without limitation, any oral waiver of any discrepancy with respect to any Item), that the Bank believes in good faith to have been received from an authorized officer, employee or representative of the Applicant, and the Bank shall not be liable for any action taken in good faith with respect to any writing, message or instruction from an unauthorized person.  The Bank shall not be under any duty to verify the identity of any person submitting any Application or other writing or making any other communication hereunder.  Notwithstanding the foregoing, the Bank is not obligated to recognize the authenticity of any request to issue, amend, honor or otherwise act on a Letter of Credit that is not evidenced to the Bank’s satisfaction by a writing originally signed by a person the Applicant has certified is authorized to act for the Applicant hereunder or by a message or instruction authenticated to the Bank’s satisfaction.

12.3                        Costs, Expenses and Taxes; Indemnification.  (a) The Applicant agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Bank (including, without limitation, the reasonable and documented fees and charges of counsel for the Bank) in connection with (i) the preparation and administration of any Financing Document and any Letters of Credit, any waiver or consent thereunder or any amendment thereof or any Event of Default or Unmatured Event of Default and (ii) the enforcement of the Financing Documents and the Liabilities.  In addition, the Applicant agrees to pay, and to save the Bank harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution, delivery or enforcement of the Financing Documents, the issuance of any Letters of Credit hereunder, or the issuance of any other instrument or document provided for herein or delivered or to be delivered hereunder or in connection herewith.

(b)                                 The Applicant agrees to indemnify the Bank and each of its officers, directors, employees, advisors, agents and affiliates (each, an “Indemnified Party”) against, and to hold each Indemnified Party harmless from, any and all actions, causes of action, suits, losses, costs, damages, expenses (including, without limitation, reasonable attorneys’ fees and charges, expert witness fees and other dispute resolution expenses) and other liabilities (collectively, the “Indemnified Liabilities”) incurred by any Indemnified Party as a result of, or arising out of, or relating to, any Financing Document or any Letter of Credit (and without regard to whether the applicable Indemnified Party is a party to any proceeding out of which such Indemnified Liabilities arise), except to the extent that a court of competent jurisdiction determines in a final, non-appealable order that any Indemnified Liability resulted directly from the gross negligence or willful misconduct of such Indemnified Party.  Without limiting the generality of the foregoing sentence, the term “Indemnified Liabilities” includes any claim or liability in which an advising, confirming or other nominated bank, or a beneficiary requested to issue its own undertaking, seeks to be reimbursed, indemnified or compensated.  If and to the extent the foregoing undertaking may be unenforceable for any reason, the Applicant agrees to make the maximum contribution to the payment of each of the Indemnified Liabilities which is permitted under applicable law.

I                                           Without limiting paragraph (b) above, the Applicant agrees to indemnify the Bank, and to hold the Bank harmless from, any loss or expense incurred by the Bank as a result of any judgment or order being given or made for the payment of any amount due hereunder in a particular currency (the “Currency of Account”) and such judgment or order being expressed in a currency (the “Judgment Currency”) other than the Currency of Account and as a result of any variation having occurred in the rate of exchange between the date which such amount is converted into the Judgment Currency and the date of actual payment pursuant thereto.  The foregoing indemnity shall constitute a separate and independent obligation of the Applicant.

(d)                                 All obligations provided for in this Section 12.3 shall survive any termination of this Agreement.

12.4                        Captions.  Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

12.5                        Governing Law; Severability.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  WHENEVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AGREEMENT.  ALL OBLIGATIONS OF THE APPLICANT AND RIGHTS OF THE BANK EXPRESSED HEREIN SHALL BE IN ADDITION TO AND NOT IN LIMITATION OF THOSE PROVIDED BY APPLICABLE LAW.

12.6                        Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto as separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. In furtherance of the foregoing, it is understood and agreed that signatures hereto submitted by facsimile or other electronic transmission shall be deemed to be, and shall constitute, original signatures.

12.7                        Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Applicant may not assign or otherwise transfer any of its rights and obligations under this Agreement without the prior written consent of the Bank (and any attempted assignment or transfer by the Applicant without such consent shall be null and void).

12.8                        Foreign Assets Control Regulations; Patriot Act Notice.  The Applicant certifies that no transaction in foreign commodities covered by any Application will be prohibited under the foreign assets control regulations of the United States Treasury Department and that any importation related to a Letter of Credit will conform with all applicable laws, rules and regulations.  The Applicant shall (a) ensure, and cause each of its subsidiaries to ensure, that no Person who owns a controlling interest in or otherwise controls the Applicant or any subsidiary thereof is or shall be listed on the Specially Designated Nationals or Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any executive orders, and (b) not use or permit the use of the Letters of Credit or the proceeds of the Letter of Credits to violate any of the foreign asset control regulations of OFAC or any enabling statute or executive order relating thereto.  The Bank hereby notifies the Applicant that pursuant to the requirements of the Patriot Act, and the Bank’s policies and practices, the Bank is required to obtain, verify and record certain information and documentation that identifies the Applicant, which information includes the name and address of the Applicant and such other information that will allow the Bank to identify the Applicant in accordance with the Patriot Act.

12.9                        Mitigation; Limitation of Liability.  The Applicant agrees to take action to avoid or reduce the amount of any damages which may be claimed against the Bank.  For example, (a) in the case of wrongful honor, the Applicant agrees to enforce its rights arising out of the underlying transaction (except to the extent that enforcement is impractical due to the insolvency of the beneficiary or other Person from whom the Applicant might otherwise recover), and (b) in the case of wrongful dishonor, the Applicant agrees to act specifically and timely to authorize the Bank to effect a cure and give written assurances to the beneficiary that a cure is being arranged.  The Applicant’s aggregate remedies against the Bank for honoring a presentation or retaining honored documents in breach of the Bank’s obligations to the Applicant (whether arising under this Agreement, applicable letter of credit practice or law, or any other agreement or law) are limited to the aggregate amount paid by the Applicant to the Bank with respect to the honored presentation.

12.10                 Subrogation.  The Bank shall be subrogated (for purposes of defending against the Applicant’s claims and proceeding against others to the extent of any liability of the Bank to the Applicant) to the Applicant’s rights against any Person who may be liable to the Applicant on any underlying transaction, to the rights of any holder in due course or Person with similar status against the Applicant and to the rights of the beneficiary of a Letter of Credit or its assignee or any Person with similar status against the Applicant.

12.11                 Reinstatement.  The Applicant agrees that if at any time all or any part of any payment theretofore applied by the Bank to any of the Liabilities is or must be rescinded or returned by the Bank for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Applicant), such Liabilities shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Bank, and the obligations of the Applicant with respect thereto shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Bank had not been made.

12.12                 Continuation of Liability.  Regardless of the expiry date of a Letter of Credit, the Applicant shall remain liable hereunder until the Bank is released from liability by every Person that is entitled to draw or demand payment under each Letter of Credit issued pursuant hereto.

12.13                 Jurisdiction.  THE APPLICANT HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE BANK’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  THE APPLICANT FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH BENEATH ITS SIGNATURE HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE BANK AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK.  THE APPLICANT EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION IN ANY OTHER COURT.

12.14                 WAIVER OF JURY TRIAL.  EACH OF THE APPLICANT AND THE BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE CASH COLLATERAL AGREEMENT OR ANY APPLICATION, INSTRUMENT, DOCUMENT, AMENDMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ILLINOIS POWER MARKETING COMPANY, as Applicant

By:	/s/ Clint C. Freeland
	Name:	Clint C. Freeland
	Title:	Executive Vice President and Chief Financial Officer

Address:		Illinois Power Marketing Company
601 Travis Street, Suite 1400
Houston, Texas 77002
Attention: General Counsel
Facsimile: (713) 507-6588
Telephone: (713) 504-6400

UNION BANK, N.A.

By:	/s/ Dennis G. Blank
	Name:	Dennis G. Blank
	Title:	Vice President

Address:		Union Bank, N.A.
445 South Figueroa Street
Los Angeles, CA 90071
Attention: Matthew Bly
Facsimile: (213) 236-5429
E-mail: matthew.bly@unionbank.com

Illinois Power Marketing Company Letter of Credit Agreement

S-1

SCHEDULE 1

Conditions Precedent to Effectiveness

(a)                                 The Bank (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Bank (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(b)                                 The Bank (or its counsel) shall have received from the Applicant (i) a counterpart of the Cash Collateral Agreement signed on behalf of the Applicant or (ii) written evidence satisfactory to the Bank (which may include facsimile or other electronic transmission of a signed signature page of the Cash Collateral Agreement) that the Applicant has signed a counterpart of the Cash Collateral Agreement;

(c)                                  The Bank (or its counsel) shall have received from the Applicant and BTMU (i) a counterpart of the Special Deposit Account Control Agreement signed on behalf of the Applicant and BTMU or (ii) written evidence satisfactory to the Bank (which may include facsimile or other electronic transmission of a signed signature page of the Special Deposit Account Control Agreement) that each of the Applicant and BTMU has signed a counterpart of the Special Deposit Account Control Agreement;

(d)                                 The Applicant shall have deposited, or caused to be deposited, into the Account, in immediately available funds, cash collateral in an amount equal to the greater of (i) 101% of the aggregate stated amount of any Letters of Credit to be issued on the Closing Date and (ii) $10,000,000;

(e)                                  The Applicant shall have paid all reasonable and documented costs and expenses of the Bank (including, without limitation, the reasonable and documented fees and expenses of counsel to the Bank) incurred in connection with the preparation, negotiation, execution and delivery of the Financing Documents and all documents delivered pursuant thereto and the transactions contemplated thereby;

(f)                                   The Applicant shall have paid to the Bank the structuring fee set forth in that certain fee letter agreement, dated the date hereof, between the Applicant and the Bank;

(g)                                  The Bank shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Applicant, in form and substance satisfactory to the Bank, covering such matters relating to the transactions contemplated hereby as the Bank may reasonably request;

(h)                                 The Bank shall have received copies of the resolutions of the board of directors of the Applicant authorizing the execution, delivery and performance by the Applicant of the Financing Documents to which it is a party, certified by a duly authorized officer of the

Applicant (which certificate shall state that such resolutions have not been amended, modified or rescinded and remain in full force and effect on and as of the Closing Date);

(i)                                     The Bank shall have received certified copies of all approvals, authorizations or consents of, or notices to or registrations with, any governmental body or agency required for the Applicant, if necessary, to enter into the Financing Documents;

(j)                                    The Bank shall have received a certificate of a duly authorized officer of the Applicant certifying the names and true signatures of the officers of the Applicant authorized to sign the Financing Documents to which it is a party and the other documents to be delivered by the Applicant hereunder;

(k)                                 The Bank shall have received a certificate signed by a duly authorized officer of the Applicant, dated the Closing Date, to the effect that: (i) the representations and warranties of the Applicant contained in the Financing Documents are true and correct on and as of the Closing Date as though made on and as of such date; and (ii) no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the issuance of the Letters of Credit or the execution, delivery and performance by the Applicant of the Financing Documents;

(l)                                     The Bank and BTMU shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, with respect to the Applicant; and

(m)                             The Bank shall have received all documents it may reasonably request relating to the existence and good standing of the Applicant (including, without limitation, certified copies of the certificate of incorporation and by-laws of the Applicant), the corporate authority for and the validity of this Agreement and the other Financing Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Bank.

2

SCHEDULE 2

Conditions Precedent to the Issuance of each Letter of Credit

1.              On or before the date of issuance of any Letter of Credit, the Applicant shall have deposited, or caused to be deposited, into the Account, in immediately available funds, cash collateral in a sufficient amount such that, after giving effect to such deposit, the aggregate amount on deposit in the Account is equal to, or in excess of, the greater of (i) 101% of the aggregate stated amount of all Letters of Credit issued under this Agreement (after giving effect to the Letter(s) of Credit to be issued on such date), and (ii) $10,000,000.

2.              The statements set forth in clauses (a) and (b) of Section 2.4 of this Agreement shall be true and correct on and as of the date of such issuance.

SCHEDULE 3

Fees

Service	Fee
Fee for Issuance or Amendment of any Letter of Credit	$250.00
Delivery Fees	$75.00 via SWIFT $30.00 via courier

SCHEDULE 4(h)

Contracts

1.                                      Amended and Restated Power Sales Agreement, dated as of July 31, 2009, by and between Electric Energy, Inc. and Ameren Energy Marketing Company.

2.                                      Amended and Restated Power Supply Agreement, dated as of March 28, 2008, between Ameren Energy Marketing Company and AmerenEnergy Resources Generating Company, as amended by the First Amendment to the Amended and Restated Power Supply Agreement, dated January 1, 2010.

3.                                      Amended and Restated Power Supply Agreement, dated as of March 28, 2008, between Ameren Energy Marketing Company and Ameren Energy Generating Company, as amended by the First Amendment to the Amended and Restated Power Supply Agreement, dated January 1, 2010.

Orders

1.                                      Certificate of Service Authority issued pursuant to Section 16-115 of the Illinois Public Utilities Act to Ameren Energy Marketing Company on November 8, 2011 in Illinois Commerce Commission (“ICC”) Docket No 11-0673 (see also that certain timely filed Application for Certificate of Service Authority under Section 16-115 of the Public Utilities Act on behalf of Illinois Power Marketing Company d/b/a Homefield Energy (f/k/a Ameren Energy Marketing Company d/b/a Homefield Energy) filed with the ICC on January 2, 2014).

2.                                      Madison Gas & Elec. Co. et al, 90 FERC ¶ 61,115, at 61,351 (2000).

3.                                      Ameren Energy Mkt’g Co., 95 FERC ¶ 61,448, at 62,627 (2001)  (see also that certain timely filed Notice of Succession for Market-Based Rate Tariff Illinois Power Marketing Company, filed December 30, 2013, in Docket No. ER14-883-000.

EXHIBIT A

Form of Application

[See Attached]

APPLICATION AND AGREEMENT FOR IRREVOCABLE STANDBY LETTER OF CREDIT	BANK USE ONLY Letter of Credit Number:

PLEASE CHECK AND COMPLETE APPLICABLE BOXES BELOW.

We (“Applicant”) request you, Union Bank, N.A. (“Bank”) to issue an irrevocable standby letter of credit (“Credit”) with the following terms and conditions for delivery to the beneficiary named below (“Beneficiary”) by:                 ☐ Telex/SWIFT or ☐ Courier

AMOUNT (In words and figures, including currency type)	EXPIRY DATE:

APPLICANT (Complete name and address)	BENEFICIARY (Complete name and address)

ADVISING BANK (name and address)—lf left blank, Bank will select at its option	ACCOUNT PARTY (name and address)—(Complete only if Account Party is not Applicant) Account Party’s name shall appear as applicant in the Credit.

PARTIAL DRAWINGS:

☐ Allowed       or     ☐ Not Allowed

ANY CHARGES OF ADVISING BANK ARE FOR THE ACCOUNT OF:

☐ Applicant    or     ☐ Beneficiary

CREDIT AVAILABLE BY SIGHT PAYMENT: Against presentation of the documents detailed herein.

DOCUMENTS REQUIRED:

☐ A dated statement purportedly signed by an authorized officer or representative of Beneficiary stating:

“The undersigned being a duly authorized officer or representative of		hereby represents and
(BENEFICIARY’S NAME)
warrants that the amount of the accompanying draft represents and covers: (insert text of statement below)

☐ See attached exhibit (please sign and date on each attached page)

☐ Others (Specify):

SPECIAL CONDITIONS:

☐ Automatic Renewal Clause for		with	days prior notification of non-renewal
PERIOD

Final Expiry Date:		(Month/Day/Year)

☐ Others (Specify):

IMPORTANT NOTICE

(A)  Applicant understands that the risk is greater if Applicant requests a standby letter of credit which requires only a simple demand without any supporting documentation. Typically, standby letters of credit require the beneficiary to provide some written statement in order to obtain payment. However, a beneficiary that can obtain a standby letter of credit available only against presentation of a simple demand, relieves itself of any documentary requirements.

(B)  Applicant understands that the final form of Credit may be subject to such revision and changes as are deemed necessary or appropriate by Bank and Applicant hereby consents to such revisions and changes.

The opening of the Credit is subject to the terms and conditions appearing on the subsequent page(s) hereof to which Applicant agrees and, if Applicant has entered into a master letter of credit issuance agreement with Bank, then the Credit is subject to the terms and provisions set forth therein to the extent they are inconsistent with the terms and conditions provided herein.

THE UNDERSIGNED AGREES TO BE BOUND BY THE TERMS AND CONDITIONS SET FORTH ABOVE AND ON SUBSEQUENT PAGES.

NAME OF APPLICANT

AUTHORIZED SIGNATURE	DATE	ADDITIONAL AUTHORIZED SIGNATURE	DATE

X		X

TELEPHONE NUMBER		ACCOUNT NUMBER